UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported): Sept 15, 2003

RADIUM VENTURES INC.

(Exact name of registrant as specified in its charter)

336-96743

(Commission File Number)

98-0372720

(IRS Employer Identification No.)

NEVADA

(State or other jurisdiction of incorporation)

2840 Mount Seymour Parkway, North Vancouver, BC, Canada, V7H 1E9

(Address of principal executive offices)

Registrant's telephone number, including area code: (604) 782-0552

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5. Other Events and Regulation FD Disclosure.

On September 12, 2003, 1,000,000 shares of common stock in the name of Paul Chow, a former director of the Corporation, were returned to the treasury of the Corporation. The return to treasury resulted in a reduction of the Company's total issued and outstanding share capital from 3,632,450 shares of common stock to 2,632,450. After the return to treasury, Mr. Chow is no longer a shareholder of the Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: Sept 15, 2003

RADIUM VENTURES INC

_/s/ James Scott-Moncrieff_____________
By: James Scott-Moncrieff, President